Exhibit 10.53

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE OR UNLESS LENDER (AS DEFINED BELOW) ESTABLISHES TO THE SATISFACTION OF DEBTOR THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

PROMISSORY NOTE AND PLEDGE AGREEMENT

$4,065,845.44 December 31, 2020

FOR VALUE RECEIVED, Rory Riggs, an individual (“Debtor”), hereby promises to pay to Cibus Global, LLC (“Lender”), to an account designated in writing by Lender, the principal sum of Four Million Sixty-Five Thousand Eight Hundred Forty-Five Dollars and 44/100 DOLLARS $4,065,845.44, together with interest thereon calculated in accordance with the provisions of this Promissory Note (as amended, amended and restated, supplemented or otherwise modified, this “Note”), in cash or currency of the United States of America. This Note is being delivered by Debtor to the Company pursuant to the terms and conditions of that certain Warrant Exercise Agreement, dated as of even date hereof, by and between Debtor and Lender (the “Warrant Exercise Agreement”), and serve as the exercise price for the purchase by Lender of certain warrants to purchase Series A Preferred Units of Debtor.

1.    Interest. Interest shall accrue on the unpaid principal amount of this Note outstanding from time to time from and including the date hereof until the Maturity Date (as defined below) at the simple annual rate of 0.15%, computed on the basis of the actual number of days elapsed over a year consisting of 365 days.

2.    Payments. The principal amount of this Note plus all accrued but unpaid interest plus all reasonable out-of-pocket expenses incurred by Lender in connection with this Note (including legal expenses) (collectively, the “Obligations”) shall be payable in full on the earlier of (i) January 31, 2022 and (ii) the date of any “Qualified Liquidation/Change Event” (as defined in that certain Limited Liability Company Agreement of Cibus Global, LLC, dated as of May 10, 2019, as amended from time to time (the “LLC Agreement”)), such earlier date, the “Maturity Date”. Debtor shall have the right at any time and from time to time to prepay, in whole or in part, without premium or penalty, the unpaid principal amount of this Note and accrued interest on such amount up to but excluding the date of such prepayment. Any such voluntary prepayments shall be applied first, to pay reasonable expenses incurred by Lender in connection herewith; second, to reduce accrued but unpaid interest on the outstanding principal of this Note; and third, to reduce the outstanding principal amount of this Note. Upon any partial prepayment of the Note, Lender shall deliver the original Note to Debtor (or a customary lost note affidavit), and Debtor shall issue a new Note to Lender reflecting the then remaining outstanding principal amount of the loan outstanding hereunder.

3.    Payment Dates. Notwithstanding anything contained herein to the contrary, if the Maturity Date is on a day that is not a Business Day, then the payment shall be due and payable on the first Business Day following such date. For purposes of this Note, the term “Business Day” means any day other than a Saturday, Sunday, legal holiday or day on which banks are authorized or permitted to be closed in New York, New York.

4.     Security Interest.

(a)    Grant of Security Interest. As security for the prompt and complete payment when due of all of the Obligations of Debtor under this Note, Debtor hereby grants to Lender a lien on and security interest in all of its right, title and interest in, to and under all of the following property, whether now existing or hereafter from time to time acquired and wherever located (collectively, the “Collateral”):

(i)    the Series A Preferred Units which were purchased by Debtor with this Note pursuant to the exercise of certain of the Existing Warrants (as defined in the Warrant Exercise Agreement) (the “Pledged Units”);

(ii)    all certificates, instruments, writings and securities evidencing the Pledged Interests;

(iii)    all dividends, distributions, capital, profits and surplus and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Interests; and

(iv)    all proceeds, supporting obligations and products of any of the foregoing.

For purposes of this Note, “UCC” means the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

(b)    No Assumption of Liability. The security interest hereunder is granted as security only and does not subject Lender to any obligation or liability of Debtor with respect to or arising out of any of the Collateral and does not in any way alter or modify such obligations or liabilities. Debtor remains liable under each agreement, interest or obligation included in the Collateral to observe and perform the conditions and obligations to be observed and performed by Debtor thereunder, all in accordance with and pursuant to the terms and provisions thereof. Lender’s exercise of any of its rights under this Note does not release Debtor from any of its duties or obligations under any agreement, interest or obligation included in the Collateral.

(c)     Perfection.

(i)    Debtor authorizes Lender to file all financing statements and other documents necessary to maintain a perfected security interest in the Collateral. Any financing statement filed by Lender may be filed in any filing office in any UCC jurisdiction and may (A) indicate the Collateral by any description which reasonably approximates the description contained in this Note and (B) contain any other information required by the UCC or any filing office. Debtor ratifies its authorization for Lender to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(ii)    Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, at any time in its discretion and without notice to Debtor, to transfer to or to register on the books of any other Person maintaining records with respect to the Collateral in the name of Lender or any of its nominees any or all of the Collateral. In addition, Lender shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

(iii)    If, at any time and from time to time, any Collateral (including any certificate or instrument representing or evidencing any Collateral) is in the possession of a Person other than Lender or Debtor (a “Holder”), then Debtor shall immediately, at Lender’s option, either cause such Collateral to be delivered into Lender’s possession, or cause such Holder to enter into a control agreement, in form and substance satisfactory to Lender, and take all other steps deemed necessary by Lender to perfect the security interest of Lender in such Collateral, all pursuant to Sections 9-106 and 9-313 of the UCC or other applicable law governing the perfection of Lender’s security interest in the Collateral in the possession of such Holder.

(d)    Voting Rights and Dividends. So long as no Event of Default shall have occurred and be continuing, Debtor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Note and shall be entitled to receive and, except as provided herein and in the LLC Agreement, retain any cash distributions paid or distributed in respect of the Collateral. Upon the occurrence and during the continuance of an Event of Default, all rights of Debtor to exercise the voting and other consensual rights or receive and retain cash dividends or distributions shall cease, and all such rights shall thereupon become vested in Lender, who shall thereupon have the sole right to exercise such voting or other consensual rights and to receive and retain such cash distributions, in an aggregate amount not to exceed the Obligations outstanding hereunder from time to time.

(e)    Termination; Release. This Note shall create a continuing security interest in the Collateral and shall: (i) remain in full force and effect until all Obligations are indefeasibly paid in full in cash; (ii) be binding upon Debtor and its successors and assigns; and (iii) inure to the benefit of Lender and its successors, transferees, and assigns. Upon the payment in full of all Obligations in accordance with the terms hereof, the security interests granted herein shall automatically terminate and all rights to the Collateral shall revert to Debtor. Upon any such termination, Lender will, at Debtor’s expense, execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination. Such documents shall be prepared by Debtor and shall be in form and substance reasonably satisfactory to Lender.

(f)    Collateral Covenants. Debtor will not create, incur, assume or permit to exist any lien, security interest, claim or other encumbrance on the Collateral other than those in favor of Lender securing this Note, or convey, transfer, lease, dispose of (whether in one transaction or a series of transactions), or grant any option with respect to the Collateral to any person. Debtor, at its sole cost and expense, will duly execute, acknowledge and deliver all such agreements, instruments and other documents and take all such reasonable actions as Lender may from time to time reasonably request to better assure, preserve, protect and perfect the security interest of Lender in the Collateral, and the rights and remedies of Lender hereunder, or otherwise to further effectuate the intent and purposes of this Note and to carry out the terms hereof.

5.    Representations and Warranties. Debtor represents and warrants that as of the date of this Note, (a) Debtor has the legal capacity and all other power and authority to execute and deliver this Note and to perform all of his obligations under this Note, and (b) this Note has been duly executed and delivered by Debtor and is the legal, valid, binding obligation of Debtor, enforceable against Debtor in accordance with its terms.

6.    Events of Default. Debtor shall be in default under this Note upon the occurrence of any of the following events of default (each, an “Event of Default”):

(a)    failure to pay any principal, interest or other amount due hereunder when due, or failure to comply with the other terms, covenants or conditions contained in this Note;

(b)    a default, event of default, or event which with the giving of notice or the passage of time or both would constitute an event of default, shall have occurred under any other document, instrument, contract or agreement (i) evidencing or securing indebtedness of Debtor for borrowed money or (ii) material to the financial condition of Debtor and such event shall not have been cured;

(c)    a final judgment or order for the payment of money, or any final order granting equitable relief, shall be entered against Debtor and such judgment or order has or will have a materially adverse effect on the financial condition of Debtor;

(d)    a warrant, writ of attachment, levy or other similar process shall be issued against any property of Debtor;

(e)    Debtor shall (i) commence a voluntary case under the Bankruptcy Code (Title 11, United States Code), as amended, or other federal bankruptcy law (as now or hereafter in effect); (ii) file a petition or take any action seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding up or composition for adjustment of debts; (iii) be unable to, or admit in writing its inability to, pay its debts as they become due; (iv) make a general assignment for the benefit of creditors; or (v) make a conveyance fraudulent as to creditors under any state or federal law;

(f)    a case or other proceeding shall be commenced against Debtor in any court of competent jurisdiction seeking (i) relief under the Bankruptcy Code (Title 11, United States Code), as amended, or other federal bankruptcy law (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for Debtor or all or any substantial part of the assets, domestic or foreign, of Debtor; or

(g)    Debtor shall contest in any manner the validity, binding nature or enforceability of Lender’s lien on and security interest in the Collateral.

7.    Default Rate. Upon the occurrence of an Event of Default, the then entire outstanding principal balance of this Note, together with all accrued and unpaid interest, may, at Lender’s option, accrue interest until such Event of Default is cured, payable on demand, at a rate per annum equal to the lesser of (a) 7% per annum above the interest rate otherwise in effect and (b) the maximum interest rate permitted under applicable law.

8.    Acceleration; Remedies.

(a)    Upon the occurrence of any Event of Default (other than an Event of Default described in Section 6(e) or Section 6(g)) and at any time thereafter as long as any such Event of Default shall be continuing, Lender may declare all liabilities and obligations of Debtor under this Note immediately due and payable and the same shall thereupon become immediately due and payable without any further action on the part of Lender. Upon the occurrence of any Event of Default defined in Section 6(e) or Section 6(g), all liabilities and obligations of Debtor under this Note shall become immediately due and payable.

(b)    Upon the occurrence and during the continuation of an Event of Default, Lender may (i) exercise those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law when a debtor is in default under a security agreement; (ii) sell or otherwise dispose of any of the Collateral at public or private sales in and take possession of the proceeds of any such sale or disposition; (iii) transfer the Pledged Interests to treasury in cancellation of this Note; (iv) transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Interests, exchange certificates or instruments representing or evidencing Pledged Interests for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, including exchange, subscription or any other rights, privileges or options pertaining to any Pledged Interests, and otherwise act with respect to the Pledged Interests as though Lender was the absolute owner thereof; (v) collect and receive all cash dividends, interest, principal and other distributions made on any Pledged Interests; and (vi) exercise those other rights and remedies provided in this Note.

(c)    No right or remedy conferred upon or reserved to Lender hereunder or now or hereafter existing at law or in equity is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of Lender, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur. No course of dealing between Debtor and Lender or any delay on the part of Lender in exercising any rights hereunder shall operate as a waiver of any right.

9.     Notices.

(a)    Any notice or other communication required or permitted to be delivered to any party hereto under this Note will be in writing and delivered by (i) email or (ii) overnight delivery via a national courier service, in each case to the following email address or physical address:

Notices to Lender:

Cibus Global, LLC

6455 Nancy Ridge Drive, San Diego, CA 92121

Attention: CEO

E-mail address: [***]

Notices to Debtor:

Rory Riggs

E-mail address: [***]

(b)    Any notice received by email transmission on a non-Business Day or on any Business Day after 5:00 p.m. addressee’s local time or overnight delivery on a non-Business Day will be deemed to have been received at 9:00 a.m. addressee’s local time on the next Business Day. Any party hereto may specify a different address, by written notice to the other parties. The change of address will be effective upon the other parties’ receipt of the notice of the change of address.

10.    Successors and Assigns. This Note shall bind Debtor and its successors and permitted assigns, and the benefits of this Note shall inure to the benefit of Lender and its successors and permitted assigns. This Note may not be assigned by Debtor without the prior written consent of Lender. For the avoidance of doubt, this Note may be assigned by Lender without the consent of Debtor. All references herein to the “Debtor” and the “Lender” shall be deemed to apply to Debtor and Lender, respectively, and to their respective successors and permitted assigns. Debtor agrees that Lender may disclose all information in Lender’s possession concerning Debtor, this Note and any security for this Note to any assignee of or participant in, or any prospective assignee of or participant in, any of the Lender’s rights or obligations hereunder.

11.    Amendments and Waivers. Except as otherwise provided in this Note, no modification or amendment hereof, or waiver or consent hereunder, shall be effective unless made in a writing signed by appropriate officers of each of Debtor and Lender, or their respective successors and assigns.

12.    Interest Rate Limitation. Nothing contained in this Note or any transaction related to this Note shall be construed to require Debtor to pay interest at a greater rate than is lawful. Should any interest or other charges paid by Debtor, or parties liable for the payment of this Note, in connection with the indebtedness evidenced by this Note or any other document delivered in connection with this Note, result in the computation or earning of interest in excess of the maximum legal rate of interest that is legally permitted under applicable law, then any and all such excess shall be, and the same hereby is, waived by Lender, and any and all such excess shall be automatically credited against the principal balance due under this Note, and the portion of said excess that exceeds the principal balance due under this Note shall be paid by Lender to Debtor.

13.    Collection and Enforcement Costs. If this Note shall not be paid in full whenever it shall become due, Debtor agrees to pay all reasonable costs and expenses of collection and enforcement incurred by Lender, including without limitation court costs and reasonable attorneys’ fees.

14.    Waiver. Debtor hereby waives presentment, demand, notice of nonpayment, protest, notice of protest, notice of dishonor and any and all other notices in connection with any default, or any enforcement of the obligations under this Note. To the extent permitted by law, Debtor waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. Debtor hereby waives any requirement that Lender marshal the Collateral. No delay on the part of Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

15.    Cancellation. After all principal, accrued interest, and all other amounts at any time owed on this Note have been paid in full, this Note shall be surrendered to Debtor for cancellation.

16.    WAIVER OF JURY TRIAL. Each of Debtor and Lender mutually hereby knowingly, voluntarily and intentionally waives the right to a trial by jury in respect of any litigation based on this Note or any course of conduct, course of dealings, statements (whether verbal or written) or actions of any party. This waiver constitutes a material inducement for Debtor and Lender to enter into the transactions contemplated hereby.

17.    GOVERNING LAW; Jurisdiction; Notices. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE. Debtor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Note, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by Lender in connection with such action or proceeding shall be binding on Debtor if sent to Debtor by registered or certified mail at its address specified in Section 9 or such other address as from time to time notified by Debtor.

18.    Severability. If any provision of this Note is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Note, (a) such provision will be fully severable, (b) this Note will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Note, (c) the remaining provisions of this Note will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Note and (d) in lieu of each such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Note a provision as similar in terms to such illegal, invalid or unenforceable provisions as may be possible and be legal, valid and enforceable.

[Signature Follows On Next Page]

DEBTOR:
/s/ Rory Riggs
RORY RIGGS, an individual

ACKNOWLEDGED AND AGREED, as of

the date first written above:

LENDER:

IN WITNESS WHEREOF, the Debtor has executed this Note as of the date first written above.

CIBUS GLOBAL, LLC

By:	/s/ Peter Beetham
Name:	Peter Beetham
Title:	CEO

[Signature page to Promissory Note and Pledge Agreement]